Exhibit 10.1



                                OFFER TO PURCHASE

                               GLOBIX CORPORATION


        Offer to Purchase for Cash Up to $40,274,000 in Principal Amount


                               of the Outstanding


                            11% Senior Notes Due 2008


                              of Globix Corporation


                    (CUSIP No. 37957FAE1 and No. 37957FAD3)


         Globix Corporation, a Delaware corporation (the "Company"), hereby offers to purchase for cash up to $40,274,000 in principal amount (subject to adjustment as provided herein, the "Purchase Amount"), of the outstanding $105,320,999 11% Senior Notes Due 2008, issued by the Company (the "Securities") at a purchase price equal to the principal amount of such Securities, plus accrued and unpaid interest thereon (the "Purchase Price") to (but excluding) the date of payment of such Purchase Price (the "Offer to Purchase"). Funds for the Offer to Purchase will come from the sale (the "Property Sale") of the Company's property located at 415 Greenwich Street, New York, New York (the "Greenwich Street Property").

         The Offer to Purchase is being made pursuant to Section 1015 of that Indenture, dated as of April 23, 2002, by and among the Company, as Issuer, the Subsidiary Guarantors named therein, and HSBC Bank USA, as Trustee (the "Trustee") governing the Securities.

--------------------------------------------------------------------------------
 THE OFFER WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON FEBRUARY 25, 2004, UNLESS EXTENDED OR EARLIER TERMINATED IN ACCORDANCE WITH THE TERMS HEREOF
--------------------------------------------------------------------------------

         The Offer to Purchase will commence at 9:00 a.m. on January 26, 2004. We refer to the date on which the Offer to Purchase will expire as the "Offer Expiration Date". The settlement date ("Purchase Date") for any Security purchased pursuant to the Offer to Purchase will be the fifth Business Day following the Offer Expiration Date. Payment for any such Security will be made in immediately available, same-day funds on the Purchase Date. For purposes of this Offer to Purchase, the term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

         The Company expressly reserves the right to terminate the Offer to Purchase and return any tendered Securities (see "Conditions to the Offer" and "Market Information for the Securities").

         Securities tendered pursuant to the Offer to Purchase may be withdrawn at any time prior to the close of business on the Offer Expiration Date. Interest will continue to accrue on the Securities during the period between the tender of such Securities and the Purchase Date.

         Requests for copies of the Offer to Purchase material should be directed the Company, at the telephone number set forth on the back cover of this Offer to Purchase.

         Neither the Company nor HSBC Bank USA, the Trustee and Depositary for this Offer to Purchase, make any recommendation as to whether or not holders should tender their Securities pursuant to the Offer to Purchase, because they believe that each holder should make the decision to tender its Securities based on its own circumstances. Certain members of the Board of Directors who hold Securities indirectly through affiliated entities have indicated that they intend to tender some or all of the Securities that they hold.


--------------------------------------------------------------------------------

                                    IMPORTANT


         To tender Securities pursuant to the Offer to Purchase, beneficial holders should forward executed originals of the Option of Holder to Elect Purchase (a form of which is enclosed herein) to their broker, dealer, commercial bank, trust company or other financial institution that the beneficial holder customarily uses, who will in turn either (a) forward an original executed Letter of Transmittal (a form of which is enclosed herein) to HSBC Bank USA (the "Depositary") or (b) tender through The Depository Trust Company ("DTC") pursuant to DTC's Automated Tender Offer Program ("ATOP").

         The Depositary and DTC have confirmed that the Securities are eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Offer to Purchase by causing DTC to transfer their Securities and indicate delivery of their consent to the Depositary in accordance with ATOP procedures for such a transfer. DTC will then send an Agent's Message (as defined below) to the Depositary. Beneficial holders desiring to tender their Securities should note that such beneficial holders must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on such respective date. See "Procedure For Tendering Securities".

         Any questions or requests for assistance or for additional copies of the Offer to Purchase, the Option of Holder to Elect Purchase or the Letter of Transmittal or related documents may be directed to the Company at its telephone number set forth on the back cover of this Offer to Purchase. A beneficial holder may also contact the broker, dealer, commercial bank, trust company or other financial institution which the beneficial holder customarily uses for assistance concerning this Offer to Purchase.

         This Offer to Purchase, the Option of Holder to Elect Purchase and the Letter of Transmittal contain important information which should be read before a decision is made with respect to the Offer to Purchase.

         Securities tendered pursuant to the Offer to Purchase may be withdrawn at any time prior to the close of business on the Offer Expiration Date. Interest will continue to accrue on the Securities during the period between the tender of such Securities and the Purchase Date.

         No person has been authorized to give any information or make any representation on behalf of the Company not contained in this Offer to Purchase and, if given or made, such information or representation must not be relied upon as having been authorized. This Offer to Purchase and related documents do not constitute an offer to buy or the solicitation of an offer to sell Securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Offer to Purchase and related documents nor any purchase of Securities shall, under any circumstances, create any implication that the information contained herein or therein is current as of any time subsequent to the date of such information.

                                    THE OFFER


GENERAL

         Upon the terms and conditions set forth herein, the Company is offering to purchase for cash up to $40,274,000 in principal amount of the outstanding $105,320,999 11% Senior Notes Due 2008 issued by the Company, at a purchase price equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest, if any, thereon to (but excluding) the Purchase Date.

         The Offer to Purchase will commence at 9:00 a.m. New York City time, on January 26, 2004, and will expire at 10:00 a.m., New York City time, on February 25, 2004 unless extended by the Company, subject to the Company's right to earlier terminate or amend the Offer as described herein.

         The purpose of the Offer to Purchase is to distribute a portion of the net proceeds of the Property Sale and reduce the outstanding indebtedness of the Company. The sales price of the Greenwich Street Property is $60,000,000. Of this amount, the Company will require $7,000,000 to repay amounts owed to Chevron TCI, Inc., an investor in the property, and will need to pay other expenses associated with the Property Sale. The Company will apply 90% of the remaining proceeds to the Offer to Purchase.

         The Company reserves the right to revoke the Offer to Purchase in its sole discretion for any reason prior to the Offer Expiration Date.

         Certain members of the Board of Directors who hold Securities indirectly through affiliated entities have indicated that they intend to tender some or all of the Securities that they hold.

         This Offer to Purchase is being made pursuant to the terms of a Consent and Waiver dated October 20, 2003 (the "Consent"), signed by the holders of $73,303,140 in principal amount of the Securities. These holders of the Securities consented to the sale of the Property on the condition that 90% of the net proceeds (after the payment to Chevron and the payment of other expenses in connection with the sale of the Property) be used to make the Offer to Purchase. Consent to the sale was required pursuant to the terms of the mortgage on the Greenwich Street Property that is part of the collateral securing the Company's obligation under the Securities.

         Section 1015 of the Indenture under which the Securities were issued permits the Company to sell assets having a value in excess of $2,000,000 if, among other things, the proceeds are reinvested within one year in the Internet Service Business (as used therein) or used to pay down certain indebtedness of the Company. Any proceeds that are not so used within one year must be applied to the making of an offer to purchase Securities.

         The Company seeks to purchase $40,274,000 in principal amount of the outstanding Securities. Assuming that the Purchase Date is March 3, 2004, and that Securities representing the full Purchase Amount are tendered, the Company will use an additional $3,726,173 in cash to pay accrued interest. If Securities representing more than the Purchase Amount are tendered, the Purchase Amount will be divided among the Securities tendered, pro rata based on each holder's ratable share of the aggregate amount of Securities held by all tendering holders. The Company intends to consummate the Offer to Purchase even if the Securities tendered are less than the Purchase Amount.

         Any Securities not tendered or tendered but not purchased by the Company pursuant to this Offer to Purchase will continue to accrue interest in accordance with their terms.

                                     SUMMARY


         The Company is offering to purchase for cash up to $40,274,000 in principal amount of the outstanding $105,320,999 11% Senior Notes Due 2008 issued by the Company, as specified in this Offer to Purchase, upon the terms and subject to the conditions set forth herein. The Offer to Purchase is summarized below. This summary is provided for your convenience only and is qualified in its entirety by reference to all of the terms and provisions set forth in this Offer to Purchase.




OFFER

Offer Expiration Date..............                The Offer to Purchase will expire at 10:00 a.m., New York City time, on February 25, 2004, unless extended or terminated by the
                                                   Company in accordance with the terms hereof.

Purchase Amount....................                Up to $40,274,000 in principal amount of the outstanding
                                                   $105,320,999 11% Senior Notes Due 2008, on a pro rata basis (with such adjustments as may be deemed appropriate so that only
                                                   Securities in denominations of $1,000 or integral multiples thereof shall be purchased).

Purchase Price.....................                100% of the principal amount of such Securities accepted for purchase, plus accrued and unpaid interest, if any, thereon.

Accrued Interest...................                Payable from May 1, 2003 (the last date on which interest was paid) to (but excluding) the Purchase Date.








                                      -5-



Purchase Date......................                Five Business Days following the Offer Expiration Date.  The
                                                   Purchase Price will be paid
                                                   in immediately available
                                                   (same-day) funds on the
                                                   Purchase Date.
How to Accept the Offer to
Purchase...........................                Beneficial holders of the Securities should forward a
                                                   properly completed and duly executed Option of Holder
                                                   to Elect Purchase (or facsimile thereof) to their
                                                   broker, dealer, commercial bank, trust company or
                                                   other financial institution which such beneficial
                                                   holder customarily uses. Each beneficial holder's
                                                   broker, dealer, commercial bank, trust company or
                                                   other financial institution will in turn forward a
                                                   properly completed and duly executed Letter of
                                                   Transmittal (or facsimile thereof) to the Depositary,
                                                   provided that any brokers, dealers, commercial banks,
                                                   trust companies or other financial institutions which
                                                   are DTC participants may, in lieu of forwarding such
                                                   Letter of Transmittal to the Depositary,
                                                   electronically transmit their acceptance of the Offer
                                                   to Purchase by causing DTC to transfer their
                                                   Securities to the Depositary in accordance with ATOP
                                                   procedures for such a transfer, whereupon DTC will
                                                   then send an Agent's Message to the Depositary.
                                                   Securities tendered pursuant to the Offer to Purchase
                                                   may be withdrawn at any time prior to the close of
                                                   business on the Offer Expiration Date.



THE COMPANY

         Globix Corporation and its subsidiaries (the "Company") is a provider of Internet services to businesses, including hosting and co-location in its secure and fault-tolerant Internet data centers; network services and connectivity to the Internet through its domestic and international Internet Protocol (IP) fiber based network; Internet-based managed services, focusing on application management and operating system management, security services and storage services; and media services, including streaming media, webcasting and digital assets management.

         The Company's target market for services is small to large size businesses in a broad range of industries, including media, publishing, financial services, retail, healthcare, governmental agencies, manufacturing, technology and non-profit organizations. The Company's customers use its services to operate and maintain computer equipment in a secure, fault-tolerant environment with connectivity to a high-speed, high-capacity, direct link to the Internet, through the Company's own network, and to support Internet applications. The Company's employees are located in New York City, New York; Fairfield, New Jersey; Atlanta,

Georgia; Santa Clara, California; and London, England. The Company currently offers its services from its Internet data center facilities in these cities.

         The Company's principal executive offices are located at 139 Centre Street, New York, New York 10013, and its telephone number is (212) 334-8500.

         For further information on the Company, please see the Company's annual report for the year ended September 30, 2003, filed on a Form 10-K with the Securities and Exchange Commission, a copy of which has been enclosed with this Offer to Purchase.

PRO FORMA FINANCIAL INFORMATION

         Set forth below are certain actual and pro forma condensed consolidated balance sheet data of the Company as of September 30, 2003, showing the effect of the Property Sale and the purchase of $40,274,000 in principal amount of the Securities pursuant to this Offer to Purchase, as if the Property Sale and the Offer to Purchase were consummated on September 30, 2003.




                                               Audited                                                      Pro-Forma
                                            September 30,        Property            Purchase of          September 30,
                                                 2003              Sale            the Securities             2003
                                                (000s)            (000s)               (000s)                (000s)
                                           -----------------    ------------       ----------------      ----------------
Assets
Current assets:

Cash and cash equivalents                  24,503               48,256       (b)   (44,000)         (f)  28,759

Short-term investments                     7,226                -                  -                     7,226

Marketable securities                      1,531                -                  -                     1,531

Accounts receivable, net                   6,012                -                  -                     6,012
Prepaid expenses and other current
assets                                     4,497                290          (c)   -                     4,787

Restricted cash                            2,195                -                  -                     2,195
                                           -----------------    ------------       ----------------      ----------------
     Total current assets
                                           45,964               48,546             (44,000)              50,510

Investments                                697                  -                  -                     697

Investments, restricted                    4,733                -                  -                     4,733

Property, plant and equipment, net         162,630              (67,112)     (a)   -                     95,518

Intangible assets, net                     8,158                -                  -                     8,158

Other assets                               100                  -                  -                     100
                                           -----------------    ------------       ----------------      ----------------

     Total assets                          222,282              (18,566)           (44,000)              159,716
                                           =================    ============       ================      ================

Liabilities and Stockholders' Equity
Current liabilities:

Current portion of capital lease
obligation and mortgage payable            1,510                (785)        (d)   -                     725

Accounts payable                           5,846                -                  -                     5,846

Accrued liabilities                        10,159                                  -                     10,159
                                           -----------------    ------------       ----------------      ----------------
     Total current liabilities
                                           17,515               (785)              -                     16,730
Capital lease obligation, net of
current portion                            374                  -                  -                     374

Mortgage payable                           19,912               -                  -                     19,912

11% Senior Notes                           112,321              -                  (40,274)         (e)  72,047

Accrued interest - 11% Senior Notes        5,182                -                  (3,726)          (e)  1,456

Other long term liabilities                10,659               -                  -                     10,659

Put-option liability                       2,968                (2,968)            -                     -
                                           -----------------    ------------       ----------------      ----------------
     Total liabilities
                                           168,931              (3,753)            (44,000)              121,178


Total Stockholders' Equity                 53,351               (14,813)           -                     38,538
                                           -----------------    ------------       ----------------      ----------------
    Total liabilities and
stockholders' equity                       222,282              (18,566)           (44,000)              159,716
                                           =================    ============       ================      ================


                                      -8-


(a) To remove the Property

(b) Reflects net proceeds less other expenses

(c) To record amounts placed in escrow to secure some of the buyer's interest

(d) To remove terminated capital lease obligation associated with the Property Sale

(e) To remove the Securities and the related accrued interest upon complete acceptance of the Offer to Purchase

(f) To remove net proceeds used to purchase the Securities and related accrued interest


BACKGROUND OF THE OFFER; THE PROPERTY SALE; THE PURCHASE AMOUNT

         In September 2000, the Company purchased the land and the approximately 187,000 gross square foot building located at 415 Greenwich Street, New York, New York. Construction at the Greenwich Street Property was completed during 2001. The Company has used the property as a second New York Internet data center. The Company no longer needs the extra space provided by the Greenwich Street Property to support its data center operations, and believes the sale of the property would reduce the Company's operating expenses and enable the Company to reduce its outstanding indebtedness.

         A portion of the financing for the Greenwich Street Property and its rehabilitation by the Company was provided by Chevron TCI, Inc. ("Chevron TCI") pursuant to an arrangement whereby Chevron TCI benefited from certain historic tax credits generated by the rehabilitation of the Greenwich Street Property. In order to sell the Greenwich Street Property and terminate the arrangement with Chevron TCI, the Company was obligated to pay $7,000,000 to Chevron TCI.

         The Greenwich Street Property was also subject to a mortgage securing the outstanding Securities. Under the terms of the mortgage, the consent of the holders at least a majority of the outstanding Securities is required in order to sell the Greenwich Street Property. The Indenture under which the Securities were issued does not itself restrict the sale of the Greenwich Street Property, but requires that the net proceeds from asset sales in excess of $2,000,000 be applied within one year either to investment in the Internet Service Business or to the repayment of certain indebtedness. Proceeds not so used are required to be applied to an offer to purchase Securities at 100% of the principal amount thereof, plus accrued and unpaid interest thereon. The Offer to Purchase is intended to comply with these provisions.

         On October 10, 2003, the Company, through its wholly owned subsidiary, 415 Greenwich GC, LLC, entered into a Contract of Sale with Heritage Partners LLC for the sale of the Greenwich Street Property for $60,000,000 in cash (the "Property Sale"). The Property Sale closed on January 22, 2004.

         On October 20, 2003, the Company received the Consent pursuant to which the holders of a majority of the Securities approved the Property Sale, as well as the sale of certain equipment and other assets located at the Greenwich Street Property. As described above, the

Consent requires the Company to use 90% of the net proceeds from the Property Sale (after payment to Chevron TCI and payment of other expenses) to make this Offer to Purchase.

         If Securities representing more than the Purchase Amount are tendered, the Purchase Amount will be divided among the Securities tendered, pro rata based on each holder's ratable share of the aggregate amount of Securities held by all tendering holders.

PURCHASE PRICE

         The Purchase Price per $1,000 principal amount of Securities validly tendered (or such lesser amount if the entire principal amount of such Securities are tendered) and accepted for payment pursuant to the Offer to Purchase will be at the purchase price of 100% of the principal amount of such Securities, plus accrued and unpaid interest, if any, thereon, to (but excluding) the Purchase Date. The Purchase Price per $1,000 principal amount of Securities sold pursuant to the Offer will be rounded to the nearest cent.

         On the Purchase Date, the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase (and duly paid for pursuant to the Offer to Purchase) and interest on such Security shall cease to accrue on and after the Purchase Date.

PROCEDURE FOR TENDERING SECURITIES

         Beneficial holders must handle this matter through such beneficial holder's broker, dealer, commercial bank, trust company, or other financial institution which such beneficial holder customarily uses (the "Registered Holder"). The beneficial holder may be required to pay a fee or commission to such Registered Holder. For a beneficial holder to validly tender Securities pursuant to the Offer to Purchase, such beneficial holder should forward a properly completed and duly executed Option of Holder to Elect Purchase (or facsimile thereof) to its Registered Holder, which Registered Holder will in turn forward either (a) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) to the Depositary, or (b) in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and any other required documents, which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Offer Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Offer Expiration Date, either (a) certificates for tendered Securities must be received by the Depositary at such address or (b) such Securities must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender must be received by the Depositary, including an Agent's Message if the Registered Holder has not delivered a Letter of Transmittal to the Depositary). The term "Agent's Message" means a message, transmitted by DTC to and received by the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal as the case may be, against such participant.

         Book-Entry Delivery of the Securities; Tender through ATOP. Within two Business Days after the date of this Offer to Purchase, the Depositary will establish an account with respect to the Securities at DTC for purposes of the Offer to Purchase. Any financial institution that is a participant in the DTC system may make book-entry delivery of Securities by causing DTC to transfer such Securities into the Depositary's account in accordance with DTC's procedure for such transfer. Although delivery of Securities may be effected through book-entry at DTC, the executed Letter of Transmittal, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be transmitted to and received by the Depositary prior to the Offer Expiration Date at its address set forth on the back cover of this Offer to Purchase. Delivery of such documents to DTC does not constitute delivery to the Depositary.

         Registered Holders who are tendering by book-entry transfer to the Depositary's account at DTC may execute their tender through ATOP by transmitting their acceptance to DTC in accordance with DTC's ATOP procedures; DTC will then verify the acceptance, execute a book-entry delivery to the Depositary's account at DTC and send an Agent's Message to the Depositary. Delivery of the Agent's Message by DTC to the Depositary will satisfy the terms of the Offer to Purchase in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. Accordingly, the Letter of Transmittal need not be completed by a Registered Holder tendering through ATOP.

         Withholding Tax. Under Federal tax laws, the Depositary may be required to withhold 30% of the amount of any payments made to certain beneficial holders pursuant to the Offer to Purchase, if such holders are subject to back-up withholding. See "Certain Federal Income Tax Consequences" below.

         General. Each proper acceptance of the Offer to Purchase with respect to a Security will constitute a binding agreement by the holder to sell and by the Company to purchase, in accordance with the terms and subject to the conditions of the Offer to Purchase, such Security pursuant to the Offer to Purchase for the applicable Purchase Price at the Purchase Date. The acceptance of this Offer to Purchase by a holder with respect to any Security will constitute the agreement by such holder to deliver good and marketable title to such Security on the appropriate Purchase Date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

         Matters of Form. All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of tendered Securities will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of Securities that they determine are not in proper form or for which the corresponding agreement to purchase or purchase would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right in their sole discretion to waive any of the conditions of this Offer to Purchase or defects in acceptances and sales with regard to any particular Security. The Company's interpretation of the terms and conditions of the Offer to Purchase (including the instructions in the Option of Holder to Elect Purchase and the Letter of Transmittal) will be final and binding. Neither the Company nor the Depositary shall be under any duty to give notice to accepting or selling holders of Securities of any defects or irregularities in acceptances of sales, nor shall any of them incur any liability for failure to give such notice.

WITHDRAWAL OF TENDERS

         Securities tendered pursuant to the Offer to Purchase may be withdrawn, in whole or in part, at any time prior to the close of business on the Offer Expiration Date. The holders of the Securities shall retain the right to receive all interest payable on the Securities during the period between the tender of such Securities and the Purchase. If the Offer to Purchase is terminated without any Securities being purchased hereunder, the Securities tendered pursuant hereto will be promptly returned to the tendering holders.

         For a withdrawal of Securities to be effective, a telegram, telex, facsimile transmission or letter of withdrawal must be timely received by the Depositary at its address set forth on the back cover of this Offer to Purchase. The withdrawal notice must (a) specify the name of the holder who tendered the Securities to be withdrawn and, if different, the name of the registered holder of such Securities (or, in the case of Securities tendered by book-entry transfer, the name of the participant for whose account such Securities were tendered and such participant's account number at DTC to be credited with the withdrawn Securities), (b) contain a description of the Securities to be withdrawn (including the principal amount to be withdrawn and, in the case of Securities tendered by delivery of certificates rather than book-entry transfer, the certificate numbers thereof, (c) contain a statement that such holder of the Security is withdrawing all or a portion of such holder's tender, and (d) be signed by the holder of such Securities in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees (or, in the case of Securities tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant's name is listed on the applicable Agent's Message), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Securities. If certificates for the Securities to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal will be effective immediately upon receipt by the Depositary of written or facsimile transmission notice of withdrawal even if physical release is not yet effected.

         Withdrawal of tenders of Securities may not be rescinded, and any Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer to Purchase. Properly withdrawn Securities may, however, be retendered by again following one of the procedures described in "Procedures for Tendering Securities" above at any time prior to the Offer Expiration Date.

         Withdrawals of Securities and revocations of consents can only be accomplished in accordance with the foregoing procedures.

CONDITIONS TO THE OFFER TO PURCHASE

         Any other provision in the Offer to Purchase to the contrary notwithstanding, the Company shall not be required to purchase any Securities, and may terminate or withdraw the Offer to Purchase, suspend the right to accept the Offer to Purchase or otherwise amend the Offer to Purchase with respect to any such Securities, at any time prior to the expiration of the Offer to Purchase for any reason including, but not limited to, if there has occurred any change (or any condition, event or development involving a prospective change) in the general economic, financial or market conditions in the United States that, in the sole judgment of the Company, has or may have a material adverse effect upon the market prices of the Securities or upon trading in the Securities or upon the value of the Securities to the Company.

ACCEPTANCE FOR PAYMENT AND PAYMENT

         Upon the terms and subject to the conditions of the Offer to Purchase, the Company will accept for payment all Securities that are validly tendered pursuant to the Offer to Purchase. For purposes of the Offer to Purchase, the Company will be deemed to have accepted for payment tendered Securities if, as and when the Company gives written notice to the Depositary of its acceptance of such Securities. The Depositary will act as agent for the tendering beneficial holders for the purpose of receiving payments from the Company and transmitting such payments to the tendering beneficial holders. Thus, the Company will pay for Securities accepted for payment pursuant to the Offer to Purchase by depositing same-day funds with the Depositary on the Purchase Date. Under no circumstances will any additional interest be payable by the Company because of any delay in the transmission of funds from the Depositary to the tendering beneficial holders.

         If Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities.

         If Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased).

         In the case of any beneficial holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to such beneficial holder without service charge, a new Security or Securities, if any, authorized denomination as requested by such beneficial holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

EXTENSION; AMENDMENTS

         The Company expressly reserves the right, at any time or from time to time, regardless of whether or not the conditions set forth in "Conditions to the Offer" have been satisfied, subject to applicable law, (i) to revoke or terminate the Offer to Purchase, for any reason, (ii) to extend the Offer Expiration Date, and (iii) to amend the Offer to Purchase in any respect, in each case by giving written notice of such extension or amendment to the Depositary and issuing a press release, which release will include disclosure of the approximate principal amount of Securities tendered to date and, in the case of an extension, will be issued no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Offer Expiration Date, as the case may be.

         Please note that the terms of any extension or an amendment of the terms of the Offer to Purchase may vary from the terms of the original Offer to Purchase depending on such factors, including but not limited to, the principal amount of Securities previously purchased. All holders who tender their Securities will receive the benefit of any amendment which provides for more beneficial terms, irrespective of whether such holders have tendered their Securities prior to the date on which such amendment becomes effective.
         In the event that the Company elects to extend the Offer Expiration Date or modify the Purchase Amount, the Offer to Purchase shall be extended for at least 10 Business Days from the date such notice is first published or sent or otherwise given to the beneficial holders.

         There can be no assurance that the Company will exercise its right to extend the Offer Expiration Date or their right to amend the Offer to Purchase. Any extension or amendment will be followed as promptly as practicable by public announcement thereof. In the case of an extension, such announcement will be made no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Offer Expiration Date, as the case may be, and will indicate the approximate principal amount of Securities tendered to date. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release. The Company expressly reserves the right, in its sole discretion, to terminate the Offer to Purchase, if any of the conditions set forth above under "Conditions to the Offer" do not exist and have not been waived by the Company.

MARKET INFORMATION FOR THE SECURITIES

         The Securities were issued in 2002 in connection with the Company's emergence from bankruptcy. The Securities are not listed on any securities exchange. Holders are urged to contact their brokers with respect to current trading information regarding the Securities. To the extent that the Securities are sold pursuant to the Offer to Purchase, any existing trading market for the remaining Securities may become more limited. A debt security with a smaller principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a greater float. Consequently, the liquidity, market value and price volatility of Securities which remain outstanding may be adversely affected. The reduced float may also make the trading price of the Securities that are not sold and accepted for payment more volatile. Holders of unpurchased Securities may attempt to obtain quotations for the Securities from their brokers; however, there can be no assurance that any trading market will exist for the Securities following consummation of the Offer to Purchase, assuming that the Company purchases less than all of the Securities. The extent of the public market for the Securities following consummation of the Offer to Purchase will depend upon the number of holders remaining at such time, the interest in maintaining a market in such securities on the part of securities firms and other factors.

         Although the Company believes that the Securities trade on a negotiated basis between certain market makers and holders of the Securities, no generally reliable pricing information for the Securities is available. Holders of Securities are urged to contact their brokers to obtain the best available information as to current market prices.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary is a general discussion of certain United States federal income tax consequences applicable under current law to the sale of Securities pursuant to the Offer to Purchase by a "U.S. Holder" (which, for purposes of this Offer to Purchase, means a beneficial holder of Securities that is for United States federal income tax purposes (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(d) a trust if it is subject to the primary supervision of a United States court and if one or more United States persons have the authority to control all substantial decisions of the trust. The discussion does not deal with special classes of holders, such as dealers in securities or currencies, traders in securities that elect to mark to market, banks, financial institutions, insurance companies, tax-exempt organizations, persons holding Securities as a hedge against interest rate risks or who have otherwise similarly hedged the risk of holding Securities or persons holding Securities as part of a straddle or in connection with a conversion transaction. In addition, the discussion does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. This discussion assumes that the Securities are held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. The Company has not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

         The receipt of cash for the Securities by U.S. Holders pursuant to the Offer to Purchase will be a taxable transaction for Federal income tax purposes. Accordingly, a U.S. Holder selling Securities pursuant to the Offer to Purchase will recognize gain or loss in an amount equal to the difference between the amount of cash received (excluding amounts representing accrued interest) and the holder's tax basis in the Securities sold. Generally, any gain or loss recognized will be a capital gain or loss, assuming that the Securities are held as capital assets, except that any gain will be treated as ordinary income to the extent of any market discount (i.e. for Securities acquired other than at original issuance, generally the excess of the principal amount of the Securities over the holder's initial tax basis in the Securities at the time of the holder's acquisition of the Securities, subject to a de minimis exception) that has accrued following the holder's acquisition of the Securities and has not previously been included in income. Any such capital gain or loss will be treated as long-term capital gain or loss if the Securities have been held by the holder for more than one year. Amounts received for accrued interest will be ordinary income to the extent not previously accounted for by the holder. U.S. Holders (other than certain exempt holders such as corporations) will be subject to information reporting with respect to cash received for the Securities pursuant to the Offer to Purchase. In addition, U.S. Holders that are not exempt holders also may be subject to backup withholding (most significantly, holders who fail to supply a correct taxpayer identification number on Form W-9 or a valid substitute).

         The foregoing discussion is provided as a general summary of the Federal income tax consequences to a holder of the disposition of the Securities pursuant to the Offer to Purchase and is not intended to be tax advice. Certain holders (including, without limitation, foreign holders, dealers in securities or currencies, banks, tax exempt organizations and life insurance companies) may be subject to special rules not discussed above. Each holder is urged to consult its own tax advisor, in light of its own income tax position, with respect to the particular Federal, state, local or foreign tax consequences of the disposition of Securities pursuant to the Offer to Purchase.

DEPOSITARY

         The Company has retained HSBC Bank USA to act as Depositary (the "Depositary") in connection with the Offer to Purchase. The Company has agreed to reimburse the Depositary for certain out-of-pocket expenses, including counsel fees, and to indemnify the Depositary against certain liabilities in connection with the Offer to Purchase, including liabilities under the Federal securities laws.



                             ADDITIONAL INFORMATION


         The Company is subject to the periodic reporting and certain other informational requirements of the Securities Exchange Act of 1934, as amended, and file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company with the Commission may be inspected and copied at prescribed rates, at the public reference facility of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York, 10048, at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials also can be obtained by mail from the public reference facilities of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of such World Wide Web site is http://www.sec.gov.

                  The Depositary for the Offer to Purchase is:


                                  HSBC Bank USA


                        By Registered or Certified Mail;
                           Hand or Overnight Delivery
                                  HSBC Bank USA
                                   Lower Level
                                One Hanson Place
                            Brooklyn, New York 11243
                              Attn: Issuer Services

                                  By Facsimile:

                                  718-488-4488
                               Attn: Pauline Shaw


                  For Information or Confirmation by Telephone:
                                  718-488-4475


         Any questions or requests for assistance or for additional copies of this Offer to Purchase, the Option of Holder to Elect Purchase, the Letter of Transmittal or related documents may be directed to the Company at the telephone number set forth below. A beneficial holder may also contact such holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer to Purchase.

               The Information Agent for the Offer to Purchase is:

                               Globix Corporation
                                139 Center Street
                            New York, New York 10013
                             Attention: Daniel Moran
                            e-mail: dmoran@globix.com


                          For Information by Telephone:
                                  212-334-8500